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                                                                   EXHIBIT 10.27


                               SOURCE MEDIA, INC.
                                IT NETWORK, INC.


                     SENIOR SECURED NOTE DUE MARCH 31, 2002




No. ICI-01                                                    New York, New York
$1,800,000                                                         April 9, 1997



              1. FOR VALUE RECEIVED, each of the undersigned, Source Media, Inc. (the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, and IT Network, Inc., a corporation organized and existing under the laws of the State of Texas ("IT," and, together with the Company, individually, an "OBLIGOR" and collectively, the "OBLIGORS"), hereby promises, jointly and severally, to pay to Declaration of Trust for Defined Benefit Plan of ICI American Holdings Inc., the principal sum of ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000) on March 31, 2002, with interest (computed on the basis of the actual number of days and a 360-day year) on the unpaid balance thereof:

                     (i) from the date hereof until and including March 31,
              1999, at the election of the Obligors: (a) at the rate of twelve percent (12%) per annum, payable in cash or (b) at the rate of thirteen percent (13%) per annum, payable in units consisting of
              (x) an additional joint and several promissory note of the Obligors, substantially in the form hereof, and in principal amount equal to the amount of interest due and payable and (y) warrants, substantially in the form of Exhibit A hereto, to purchase such number of duly authorized, validly issued, fully paid and nonassessable shares of common stock, $.001 par value ("COMMON STOCK"), of the Company (rounded to the nearest whole share) as is equal to .125 share of Common Stock per dollar of the entire principal amount of such additional joint and several promissory note as of the date of the issuance thereof; and

                     (ii) thereafter, but subject to the election of the holder hereof as set forth in the paragraph 2 hereof, twelve percent (12%) per annum , payable in cash.
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Interest hereunder shall be payable (A) semiannually on the 31st day of March and the 30th day of September, beginning on September 30, 1997 and continuing until March 31, 1999, and (B) quarterly on the 31st day of March, the 30th day of June, the 30th day of September and the 31st day of December, beginning on June 30, 1999 and continuing regularly thereafter until the principal amount hereof is paid in full (each such date being hereinafter referred to as an "Interest Payment Date").

              2. Notwithstanding the foregoing provisions of this Note, in the event that the Obligors fail to make any payment of interest in cash in accordance with clause (ii) of paragraph 1 hereof, and such failure to pay in cash is not remedied within the five (5) calendar day period of grace provided therefor pursuant to paragraph 7A(ii) of the Note Agreement, then the holder hereof may (but shall not be required to) elect (in its sole discretion) to require the Obligors to pay the entire amount of interest not so paid in cash on such Interest Payment Date to be paid in units consisting of (x) an additional joint and several promissory note of the Obligors, substantially in the form hereof, bearing interest at the Default Rate, and in principal amount equal to the entire amount of interest not so paid in cash on such Interest Payment Date and (y) warrants, substantially in the form of Exhibit A hereto, to purchase such number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share) as is equal to .125 share of Common Stock per dollar of the entire principal amount of such additional joint and several promissory note as of the date of the issuance thereof.

              3. Any election by the holder hereof under paragraph 2 of this Note shall be made by written notice to the Obligors given in accordance with paragraph 11I of the Note Agreement not later than the fifth calendar day after the expiration of the five (5) period of grace referred to above. In the event any such election is made at the discretion of the holder hereof, the entire amount of interest as to which such election is made shall be due and payable, in the manner called for by paragraph 2 hereof, not later than the third calendar day after the date of such holder's notice of election. It is expressly understood and agreed that no election on any one occasion by the holder hereof under paragraph 2 of this Note shall operate as or require such an election on any other occasion.

              4. All principal, interest (to the extent permitted by applicable law) and other amounts due hereunder not paid when due shall bear interest at a rate (the "DEFAULT RATE") equal to the lesser of 15% per annum and the maximum rate permitted by applicable law until the same shall be paid.

              5. Payments of principal of, and cash payments of interest on, this Note are to be made in immediately available
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funds by wire transfer in accordance with the instructions set forth in the
Note Agreement or at such other place as the holder hereof shall designate to the Obligors in writing. Payments of interest on this Note in securities of the Obligors are to be made by physical delivery of such securities in accordance with the instructions set forth in the Note Agreement or pursuant to such other instructions as the holder hereof shall designate to the Obligors in writing.

              6. This Note is one of a series of Senior Secured Notes (the "NOTES") issued pursuant to an Amended and Restated Note Agreement, originally dated as of March 28, 1996, and amended and restated as of April 9, 1997 (as so amended and restated as of April 9, 1997, and as same may hereafter be further amended, modified or supplemented, the "NOTE AGREEMENT"), among the Obligors, Northstar High Total Return Fund and the Pecks Investors (as defined therein), and the whole of this Note is governed by and is entitled to all of the benefits thereof (including, without limitation, any such benefits expressly stated herein). Further, each and every promissory note issued at any time pursuant to clause (ii) of paragraph 1 hereof or pursuant to paragraph 2 hereof shall also be governed by and entitled to all of the benefits of the Note Agreement as aforesaid.

              7. This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for regis-tration of transfer, the Obligors may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors shall not be affected by any notice to the contrary.

              8. Each of the Obligors agrees, jointly and severally, to make required prepayments of principal on the dates and in the amounts specified in the Note Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Agreement.
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              9.     If an Event of Default, as defined in the Note Agreement,
shall occur and be continuing, the principal of this Note may be declared or otherwise become immediately due and payable at par together with interest accrued thereon, if any, in the manner and with the effect provided in the Note Agreement. Each of the Obligors hereby waives presentment, demand, protest, notice of protest and all other notices of any kind whatsoever, except as otherwise expressly provided in the Note Agreement.


                                      SOURCE MEDIA, INC.


                                      By: /s/ MICHAEL G. PATE
                                         ---------------------------------------
                                         Michael G. Pate,
                                         Chief Financial Officer
                                           and Treasurer


                                      IT NETWORK, INC.



                                      By: /s/ MICHAEL G. PATE
                                         ---------------------------------------
                                         Michael G. Pate,
                                         Chief Financial Officer
                                           and Treasurer